EXHIBIT 5.1

August 23, 2024

Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, CA 90210
Re: Live Nation Entertainment, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

In my capacity as Senior Vice President and Chief Counsel, Corporate & Securities of Live Nation Entertainment, Inc. (the “Company”), I have acted as counsel to the Company in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering 5,000,000 additional shares of common stock, $0.01 par value per share, of the Company (the “Shares”) issuable pursuant to the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 21, 2024 (the “Plan”).

I have examined the Registration Statement and copies or originals of such other instruments, documents and records of the Company, have examined such questions of law and have satisfied myself as to such matters of fact as I have deemed relevant and necessary for the purpose of expressing the opinions herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with originals of all documents presented to me as copies.

Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

2. The Shares issuable pursuant to the Plan have been duly and validly authorized and, subject to the issuance of the Shares and payment thereof in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

The above opinions are limited to the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons from whom consent is required by Section 7 of the Act or the related rules promulgated by the Commission.

Very truly yours,

/s/ Christopher C. Laffoon
Christopher C. Laffoon
Senior Vice President and Chief Counsel, Corporate & Securities